UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2007

Petrol Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-3009 (Commission File Number)	90-0066187 (I.R.S. Employer Identification No.)

Corporate Woods Building 51

9393 West 110th Street, Suite 500

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 323-4925

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers

Effective August 16, 2007, the Board of Directors of Petrol Oil & Gas, Inc. (the “Company”) appointed Steve Littell as Chief Operating Officer of the Company. Mr. Littell has 20 years experience in the oil and gas industry, focusing on drilling, completions, production systems design, pipeline installation and operations, compression and gas processing facilities. From September 2004 until August 2007, Mr. Littell worked, initially as a contractor and later as an employee, with Heartland Oil and Gas Corporation, rising to the position of Area Manager in charge of all area operations. From December 2003 to September 2004, he worked as a consultant with Evergreen Resources to oversee production operations, work-overs, well hook-ups, flow line installations, disposal well hook-ups and tank battery installations in the Eastern Kansas Forrest City Basin. From March 1999 to December 2003, Mr. Littell was a contractor for Cedar Ridge to provide production operations, work-overs, hydraulic analysis and well maintenance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                PETROL OIL AND GAS, INC.

                                                                                                                                                By: /s/ Loren Moll

Loren Moll
President and Chief Executive Officer

Date:	August 21, 2007